EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert Chisholm, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-K of Anavex Life Sciences Corp. for the period ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the annual report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Anavex Life Sciences Corp.

Date: December 31, 2012

/s/ Robert Chisholm
Robert Chisholm
President, Secretary, Treasurer, Chief Financial Officer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)